Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE FIRST fiscal quarter ENDED September 30, 2023

Continues to deliver solid financial results in face of continued market headwinds;

Generated $7.9 million in cash from operations;

Debt free and well positioned for further growth

RENTON, WA November 9, 2023 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three months ended September 30, 2023.

Financial Highlights – Three Months Ended September 30, 2023

•
Revenues decreased to $210.8 million for the first fiscal quarter ended September 30, 2023, down $120.2 million or 36.3%, compared to revenues of $331.0 million for the comparable prior year period.
•
Gross profit decreased to $57.5 million for the first fiscal quarter ended September 30, 2023, down $15.6 million or 21.3%, compared to gross profit of $73.1 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, decreased to $60.8 million for the first fiscal quarter ended September 30, 2023, down $15.7 million or 20.5%, compared to adjusted gross profit of $76.5 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. decreased to $2.6 million, or $0.06 per basic and $0.05 per fully diluted share for the first fiscal quarter ended September 30, 2023, down $5.8 million or 69.0%, compared to $8.4 million, or $0.17 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, decreased to $6.5 million, or $0.14 per basic and $0.13 per fully diluted share for the first fiscal quarter ended September 30, 2023, down $7.0 million or 51.9%, compared to adjusted net income of $13.5 million, or $0.28 per basic and $0.27 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, decreased to $9.2 million for the first fiscal quarter ended September 30, 2023, down $9.5 million or 50.8%, compared to adjusted EBITDA of $18.7 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, decreased to 15.1% or 930 basis points, for the first fiscal quarter ended September 30, 2023, compared to adjusted EBITDA margin of 24.4% for the comparable prior year period.

Acquisition Update

On October 2, 2023, the Company announced that it acquired the operations of Daleray Corporation (“Daleray”), a Fort Lauderdale, Florida based, privately held company that has operated under the Company’s Distribution By Air brand since 2014. Daleray is well recognized for its expertise and in-depth knowledge and support of the cruise industry and will transition to operate under the Radiant Global Logistics brand over the balance of 2023 and will anchor the Company’s cruise logistics service offerings in south Florida. The Company structured the transaction similar to its previous transactions, with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired operations.

Stock Buy-Back

We purchased 35,349 shares of our common stock at an average cost of $6.52 per share for an aggregate cost of $0.2 million during the first fiscal quarter ended September 30, 2023. Under the terms of our outstanding Rule 10b5-1 Repurchase Plan, we have purchased an additional 446,652 shares of common stock subsequent to September 30, 2023 and through November 3, 2023 for a total cost of $2.6 million inclusive of transaction costs, bringing the total common stock repurchased under the plan to 3,018,309 shares.

As of September 30, 2023, the Company had 47,388,981 shares outstanding.

CEO Bohn Crain Comments on Results

“Our results for the quarter ended September 30, 2023 continue to reflect the difficult freight markets being experienced by the entire industry as well as our operations.” said Bohn Crain, Founder and CEO of Radiant Logistics. “The confluence of shippers continuing to manage through elevated inventories, reduced imports and slowing economic growth, has had a cascading effect across virtually every mode of transportation. As in the prior quarter, these market conditions have negatively impacted not only our current results, but also the year-over-year comparison to our record results for prior year period. With that said, we remain optimistic that we are at or near the bottom of this cycle and would expect markets to begin to find their way to more sustainable and normalized levels in coming quarters.”

Mr. Crain continued, “Notwithstanding the tough year over year comparisons, we are very proud to report that we generated $9.2 million in Adjusted EBITDA and $7.9 million in cash from operations for our fiscal quarter ended September 30, 2023. In addition, we continue to enjoy a strong balance sheet finishing the quarter with approximately $35.9 million of cash on hand and nothing drawn on our $200.0 million credit facility.

As previously discussed, we believe we are well positioned to navigate through these slower freight markets as we find our way back to more normalized market conditions. At the same time, we believe our patience and discipline may be rewarded as market conditions become more conducive to our acquisition strategy and we have ample “dry powder” to become more active on the acquisition front should the opportunity present itself. Looking ahead, we will remain focused on delivering profitable growth through a combination of organic and acquisition initiatives and thoughtfully re-levering our balance sheet through a combination of agent station conversions, synergistic tuck-in acquisitions, and stock buy-backs. Through this approach we will continue to scale our business, leveraging our best-in-class technology and extensive global network, which we believe, over time, will continue to deliver meaningful value for our shareholders, operating partners, and the end customers that we serve.”

Three Months Ended September 30, 2023 – Financial Results

For the three months ended September 30, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $2.6 million on $210.8 million of revenues, or $0.06 per basic and $0.05 per fully diluted share. For the three months ended September 30, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $8.4 million on $331.0 million of revenues, or $0.17 per basic and fully diluted share.

For the three months ended September 30, 2023, Radiant reported adjusted net income, a non-GAAP financial measure, of $6.5 million, or $0.14 per basic and $0.13 per fully diluted share. For the three months ended September 30, 2022, Radiant reported adjusted net income of $13.5 million, or $0.28 per basic and $0.27 per fully diluted share.

For the three months ended September 30, 2023, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $9.2 million, compared to $18.7 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, November 9, 2023 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, November 9, 2023 at 4:30 PM Eastern
DIAL-IN	US (800) 343-4849; Intl. (203) 518-9848 (Participant Access Code: RADIANT)
REPLAY	November 10, 2023 at 9:30 AM Eastern to November 23, 2023 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 49404)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/49404

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics solutions primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 or any other health pandemic or environment event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel; labor and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from the ransomware incident that we reported in December of 2021 or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like the ransomware incident; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements; our longer-term relationship with our senior lenders as a consequence of our need to restate our financial statements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic or other unexpected health pandemics, may amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	September 30,	June 30,
(In thousands, except share and per share data)	2023	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,867	$32,456
Accounts receivable, net of allowance of $2,784 and $2,776, respectively	116,318	126,725
Contract assets	6,473	6,180
Income tax receivable	475	—
Prepaid expenses and other current assets	12,600	15,211
Total current assets	171,733	180,572

Property, technology, and equipment, net	25,476	25,389

Goodwill	88,709	89,203
Intangible assets, net	34,011	36,641
Operating lease right-of-use assets	52,874	56,773
Deposits and other assets	5,023	5,163
Total other long-term assets	180,617	187,780
Total assets	$377,826	$393,741

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,145	$84,561
Operating partner commissions payable	14,260	18,360
Accrued expenses	9,013	8,739
Income tax payable	—	369
Current portion of notes payable	2,903	4,107
Current portion of operating lease liabilities	10,927	11,273
Current portion of finance lease liabilities	626	620
Current portion of contingent consideration	246	3,886
Other current liabilities	254	258
Total current liabilities	118,374	132,173

Operating lease liabilities, net of current portion	48,544	52,120
Finance lease liabilities, net of current portion	963	1,121
Contingent consideration, net of current portion	209	287
Deferred tax liabilities	2,597	2,944
Total long-term liabilities	52,313	56,472
Total liabilities	170,687	188,645

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,733,187 and 51,603,386 shares issued, and 47,388,981 and 47,294,529 shares outstanding, respectively	33	33
Additional paid-in capital	109,066	108,516
Treasury stock, at cost, 4,344,206 and 4,308,857 shares, respectively	(27,297)	(27,067)
Retained earnings	128,215	125,593
Accumulated other comprehensive loss	(3,333)	(2,205)
Total Radiant Logistics, Inc. stockholders’ equity	206,684	204,870
Non-controlling interest	455	226
Total equity	207,139	205,096
Total liabilities and equity	$377,826	$393,741

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended September 30,
(In thousands, except share and per share data)	2023	2022
Revenues	$210,797	$330,971

Operating expenses:
Cost of transportation and other services	149,973	254,491
Operating partner commissions	23,782	30,106
Personnel costs	19,627	19,771
Selling, general and administrative expenses	9,475	8,770
Depreciation and amortization	4,525	6,778
Change in fair value of contingent consideration	(246)	160
Total operating expenses	207,136	320,076

Income from operations	3,661	10,895

Other income (expense):
Interest income	585	40
Interest expense	(302)	(821)
Foreign currency transaction gain	96	467
Change in fair value of interest rate swap contracts	(202)	690
Other	27	5
Total other income	204	381

Income before income taxes	3,865	11,276

Income tax expense	(1,014)	(2,764)

Net income	2,851	8,512
Less: net income attributable to non-controlling interest	(229)	(79)

Net income attributable to Radiant Logistics, Inc.	$2,622	$8,433

Other comprehensive income:
Foreign currency translation loss	(1,128)	(3,478)
Comprehensive income	$1,723	$5,034

Income per share:
Basic	$0.06	$0.17
Diluted	$0.05	$0.17

Weighted average common shares outstanding:
Basic	47,297,957	48,745,317
Diluted	49,076,185	50,303,012

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation expense, changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, ransomware incident related costs, changes in fair value of interest rate swap contracts, restatement costs, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our condensed consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the condensed consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Reconciliation of adjusted gross profit to GAAP gross profit	2023	2022
Revenues	$210,797	$330,971
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(149,973)	(254,491)
Depreciation and amortization	(3,333)	(3,347)
GAAP gross profit	$57,491	$73,133
Depreciation and amortization	3,333	3,347
Adjusted gross profit	$60,824	$76,480

GAAP gross margin (GAAP gross profit as a percentage of revenues)	27.3%	22.1%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	28.9%	23.1%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2023	2022
Net income attributable to Radiant Logistics, Inc.	$2,622	$8,433
Income tax expense	1,014	2,764
Depreciation and amortization (1)	4,640	6,778
Net interest expense	(283)	781

EBITDA	7,993	18,756

Share-based compensation	881	609
Change in fair value of contingent consideration	(246)	160
Acquisition related costs	69	27
Litigation costs	364	120
Change in fair value of interest rate swap contracts	202	(690)
Restatement costs	—	154
Foreign currency transaction gain	(96)	(467)

Adjusted EBITDA	$9,167	$18,669
Adjusted EBITDA margin (adjusted EBITDA as a % of adjusted gross profit)	15.1%	24.4%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income	2023	2022
GAAP net income attributable to Radiant Logistics, Inc.	$2,622	$8,433
Adjustments to net income:
Income tax expense	1,014	2,764
Depreciation and amortization	4,525	6,778
Change in fair value of contingent consideration	(246)	160
Acquisition related costs	69	27
Litigation costs	364	120
Change in fair value of interest rate swap contracts	202	(690)
Restatement costs	—	154
Amortization of debt issuance costs	124	110

Adjusted net income before income taxes	8,674	17,856

Provision for income taxes at 24.5%	(2,125)	(4,375)

Adjusted net income	$6,549	$13,481

Adjusted net income per common share:
Basic	$0.14	$0.28
Diluted	$0.13	$0.27

Weighted average common shares outstanding:
Basic	47,297,957	48,745,317
Diluted	49,076,185	50,303,012